EXHIBIT 10(B)









                         NORTHWEST NATURAL GAS COMPANY

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                2001 RESTATEMENT




















                            Effective January 1, 1987

                         Restated as of January 1, 2001


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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I           PURPOSE....................................................1

         1.1        Restatement................................................1
         1.2        Purpose....................................................1

ARTICLE II          DEFINITIONS................................................1

         2.1        Account....................................................1
         2.2        Acquiror Stock.............................................1
         2.3        Base Annual Salary.........................................1
         2.4        Beneficiary................................................1
         2.5        Board......................................................1
         2.6        Bonus......................................................2
         2.7        Cash Compensation..........................................2
         2.8        Change in Control..........................................2
         2.9        Committee..................................................2
         2.10       Common Stock...............................................2
         2.11       Compensation...............................................2
         2.12       Corporate Transaction......................................2
         2.13       Corporation................................................3
         2.14       Deferral Commitment........................................3
         2.15       Deferral Deadline..........................................3
         2.16       Deferred Cash Compensation.................................3
         2.17       Deferred Compensation Account Benefit......................3
         2.18       Determination Date.........................................3
         2.19       Disability.................................................3
         2.20       Executive..................................................4
         2.21       Financial Hardship.........................................4
         2.22       Interest...................................................4
         2.23       LTIP Compensation..........................................4
         2.24       Matching Contribution......................................4
         2.25       Participation Agreement....................................4
         2.26       Plan Benefits..............................................4
         2.27       Retirement.................................................4
         2.28       Retirement Plan............................................4
         2.29       Supplemental Retirement Benefit............................4
         2.30       Trust......................................................5

ARTICLE III         DEFERRAL COMMITMENTS.......................................5

         3.1        Participation..............................................5
         3.2        Deferral Election..........................................5


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                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE

ARTICLE IV          DEFERRED COMPENSATION ACCOUNTS.............................6

         4.1        Accounts...................................................6
         4.2        Matching Contribution......................................6
         4.3        Stock Account..............................................6
         4.4        Cash Account...............................................7
         4.5        Effect of Corporate Transaction on Stock Accounts..........7
         4.6        Statement of Account.......................................8

ARTICLE V           PLAN BENEFITS..............................................8

         5.1        Plan Benefit...............................................8
         5.2        Commencement of Payments...................................8
         5.3        Lump Sum or Installment Payments...........................8
         5.4        Form of Benefit Payment....................................9
         5.5        Hardship Distributions.....................................9
         5.6        Death Benefit..............................................9
         5.7        Supplemental Retirement Benefit............................9
         5.8        Withholding; Payroll Taxes................................10
         5.9        Payment to Guardian.......................................10
         5.10       Accelerated Distribution..................................10

ARTICLE VI          BENEFICIARY DESIGNATION...................................11

         6.1        Beneficiary Designation...................................11
         6.2        Amendments................................................11
         6.3        No Beneficiary Designation................................11
         6.4        Effect of Payment.........................................11

ARTICLE VII         ADMINISTRATION............................................11

         7.1        Committee; Duties.........................................11
         7.2        Agents....................................................11
         7.3        Binding Effect of Decisions...............................12
         7.4        Indemnity of Committee....................................12

ARTICLE VIII        CLAIMS PROCEDURE..........................................12

         8.1        Claim.....................................................12
         8.2        Denial of Claim...........................................12
         8.3        Review of Claim...........................................12
         8.4        Final Decision............................................12


                                       ii
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                               TABLE OF CONTENTS
                                  (Continued)

                                                                            PAGE

ARTICLE IX          AMENDMENT AND TERMINATION OF THE PLAN.....................12

         9.1        Amendment.................................................12
         9.2        Corporation's Right to Terminate..........................13

ARTICLE X           MISCELLANEOUS.............................................14

         10.1       Unfunded Plan.............................................14
         10.2       Unsecured General Creditor................................14
         10.3       Trust Fund................................................14
         10.4       Nonassignability..........................................14
         10.5       Not a Contract of Employment..............................15
         10.6       Protective Provision......................................15
         10.7       Governing Law.............................................15
         10.8       Validity..................................................15
         10.9       Notice....................................................15
         10.10      Successors................................................15








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                          NORTHWEST NATURAL GAS COMPANY

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         Effective as of January 1, 1987

                         Restated as of January 1, 2001


                                    ARTICLE I

                                     PURPOSE
                                     -------

     1.1 Restatement. Northwest Natural Gas Company adopted an Executive Deferred Compensation Plan (the "Plan") effective January 1, 1987, which was previously restated effective as of January 1, 1990 and then amended by amendments effective as of January 1, 1991, February 23, 1995, January 1, 1998, September 24, 1998, and January 1, 2001. The existing plan is amended by this Restatement, effective as of January 1, 2001.

     1.2 Purpose. The purpose of this Executive Deferred Compensation Plan is to provide an unfunded deferred compensation plan for a select group of top management personnel.

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

     For purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     2.1 Account. "Account" means the record or records maintained by the Corporation for each Executive in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan. An Account shall be either a "Stock Account" as described in Section 4.3 or a "Cash Account" as described in
Section 4.4.

     2.2   Acquiror Stock. "Acquiror Stock" is defined in Section 4.5.

     2.3 Base Annual Salary. "Base Annual Salary" means the annual compensa-tion payable to an Executive, excluding bonuses, commissions, LTIP Compensation and other noncash compensation.

     2.4 Beneficiary. "Beneficiary" means the person, persons or entity designated under Article VI to receive any Plan Benefits payable after an Executive's death.

     2.5 Board. "Board" means the Board of Directors of Northwest Natural Gas Company or any successor thereto.



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     2.6   Bonus. "Bonus" means the compensation derived under the Corporation's
Executive Annual Incentive Plan or other similar incentive plan and payable in any year in a lump sum to an Executive.

     2.7 Cash Compensation. "Cash Compensation" means the total Base Annual Salary and Bonus remuneration payable by the Corporation to the Executive for services.

     2.8 Change in Control. "Change in Control" means the occurrence of any of the following events:

           (a) The approval by the shareholders of the Corporation of a Corporate Transaction;

           (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Corporation ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

           (c) Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Corporation or any employee benefit plan sponsored by the Corporation) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Corporation, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation ordinarily having the right to vote for the election of directors ("Voting Securities") representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

     2.9 Committee. "Committee" means the Organization and Executive Compensation Committee, or such other Committee as may be designated by the Board.

     2.10  Common Stock. "Common Stock" means common stock of the Corporation.

     2.11 Compensation. "Compensation" means Cash Compensation and LTIP Compensation.

     2.12 Corporate Transaction. "Corporate Transaction" means any of the following:

           (a) any consolidation, merger or plan of share exchange involving the Corporation (a "Merger") in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger involving shares of Common Stock in which the holders of shares of Common Stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

           (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation; or



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           (c)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation.

     2.13 Corporation. "Corporation" means Northwest Natural Gas Company, an Oregon corporation, or any successor thereto, and any corporations or other entities affiliated with or subsidiary to it that may be selected by the Board from time to time and which take action to adopt and implement this Plan.

     2.14 Deferral Commitment. "Deferral Commitment" means a Deferral Commit-ment made by an Executive pursuant to Article III and for which a Participation Agreement has been submitted by the Executive to the Committee.

     2.15 Deferral Deadline. "Deferral Deadline" means, for any Compensation payable to an Executive, the last day on which the Executive can submit a Participation Agreement to make a Deferral Commitment with respect to such Compensation. The Deferral Deadlines for various forms of Compensation shall be as follows:

           (a) For Base Annual Salary payable in any calendar year, the Deferral Deadline shall be the last day of the previous calendar year; provided, however, that for a person who becomes an eligible Executive during a year, the Deferral Deadline for Base Annual Salary payable for the remainder of the year shall be 30 days after the person becomes an Executive and the Deferral Commitment shall only apply to Base Annual Salary payable after the Participation Agreement is submitted.

           (b) For Bonus payable in any calendar year, including Bonus payable with respect to the Executive's or the Corporation's performance in the previous calendar year, the Deferral Deadline shall be the last day of the previous calendar year.

           (c) For LTIP Compensation payable at any time, the Deferral Deadline shall be the date one year prior to the vesting date for time-based awards and the date one year prior to the last day of the award period for performance-based awards; provided, however, that the Deferral Deadline for any LTIP Compensation that becomes payable in any calendar year on an accelerated basis as a result of a Change in Control shall be the last day of the previous calendar year.

     2.16 Deferred Cash Compensation. "Deferred Cash Compensation" means the amount of Cash Compensation that the Executive elects to defer pursuant to a Deferral Commitment.

     2.17 Deferred Compensation Account Benefit. "Deferred Compensation Account Benefit" means the benefit payable to an Executive as calculated pursuant to
Article IV and payable under Sections 5.1 through 5.6.

     2.18 Determination Date. "Determination Date" means the last day of each calendar quarter.

     2.19 Disability. "Disability" means a physical or mental condition that, in the opinion of the Committee, prevents the Executive from satisfactorily


PAGE 3 - EXECUTIVE DEFERRED COMPENSATION PLAN

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performing the Executive's usual duties for the Corporation. The Committee's decision as to Disability will be based upon medical reports and/or other evidence satisfactory to the Committee.

     2.20 Executive. "Executive" means one of a select group of management or highly compensated employees of the Corporation, which shall consist of all executive officers of the Corporation and any other employee of the Corporation designated in writing by the Chief Executive Officer of the Corporation for participation in the benefits of the Plan.

     2.21 Financial Hardship. "Financial Hardship" means a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive or of a dependent of the Executive, loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. Financial Hardship shall be determined by the Committee on the basis of information supplied by the Executive in accordance with uniform guidelines promulgated from time to time by the Committee.

     2.22 Interest. "Interest" is credited to Cash Accounts under the Plan and means the quarterly equivalent of an annual yield that is two percentage points (2%) higher than the annual yield on Moody's Average Corporate Bond Yield for the preceding quarter, as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board. At no time shall the Interest Rate be less than six percent (6%) annually.

     2.23 LTIP Compensation. "LTIP Compensation" means compensation paid to an Executive pursuant to an award under the Corporation's Long Term Incentive Plan. LTIP Compensation may be payable to the Executive either in Common Stock ("Stock LTIP Compensation") or in cash ("Cash LTIP Compensation").

     2.24 Matching Contribution. "Matching Contribution" means the contribution made by the Corporation and credited to the Executive's Account under Section 4.2.

     2.25 Participation Agreement. "Participation Agreement" means the agree-ment submitted by an Executive to the Committee no later than the applicable Deferral Deadline with respect to one or more Deferral Commitments.

     2.26 Plan Benefits. "Plan Benefits" mean the Deferred Compensation Account Benefit and the Supplemental Retirement Benefit.

     2.27 Retirement. "Retirement" means either early retirement, normal retirement, or disability retirement under the Retirement
Plan.

     2.28 Retirement Plan. "Retirement Plan" means the Corporation's Retirement Plan for Non-Bargaining Unit Employees.

     2.29 Supplemental Retirement Benefit. "Supplemental Retirement Benefit" means the benefit payable to an Executive under Section 5.7.



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     2.30  Trust. "Trust" means the Northwest Natural Gas Company Umbrella
Trust(TM)For Executives established by the Corporation in connection with this Plan.

                                  ARTICLE III

                              DEFERRAL COMMITMENTS
                              --------------------

     3.1 Participation. An eligible Executive may elect to participate in the Plan by submitting a Participation Agreement to the Committee no later than the applicable Deferral Deadline. An election to defer Compensation by the Executive shall continue from year to year and shall be irrevocable with respect to Compensation once the Deferral Deadline for that Compensation has passed, but may be modified or terminated by written notice from the Executive at any time on or prior to the Deferral Deadline for that Compensation.

     3.2   Deferral Election.

           (a) Election to Defer Cash Compensation. An Executive may, no later than the applicable Deferral Deadline, elect to defer receipt of a certain whole percentage, up to fifty percent (50%), of the Base Annual Salary and a certain whole percentage, up to one hundred percent (100%), of any Bonus payable to the Executive as an employee of the Corporation.

           (b) Election to Defer LTIP Compensation. An Executive may, no later than the applicable Deferral Deadline, elect to defer receipt of a certain whole percentage, up to one hundred percent (100%), of any Stock LTIP Compensation and a certain whole percentage, up to one hundred percent (100%), of any Cash LTIP Compensation that becomes payable to the Executive.

           (c) FICA Withholding. Under current law, all Compensation and Matching Contributions credited to an Executive's Accounts will be treated as wages subject to FICA tax, and the Corporation will be required to withhold FICA tax from the Executive. The amount required to be withheld for FICA tax with respect to any amount of deferred Compensation or related Matching Contribution shall be withheld from the non-deferred portion, if any, of the same Compensation; provided, however, that if the non-deferred portion of the Compensation is insufficient to cover the full required withholding, the Corporation shall withhold the remaining amount from other non-deferred Compensation payable to the Executive unless the Executive otherwise pays such remaining amount to the Corporation.

           (d) Financial Hardship. Termination of the Executive's election to defer may, solely in the Committee's discretion, become applicable as soon as practicable after the Committee's determination that the Executive has incurred Financial Hardship, as evidenced by the Executive to the Committee.



PAGE 5 - EXECUTIVE DEFERRED COMPENSATION PLAN
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                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

     4.1 Accounts. The Corporation shall establish on its books one or two separate Accounts for each Executive who elects to defer Compensation under the
Plan: a Cash Account and/or a Stock Account. Compensation deferred by an Executive shall be credited to the Stock Account or the Cash Account as elected by the Executive at the time the Executive elects to defer Compensation. Such election may be divided between the two Accounts in increments of twenty-five percent (25%) of the deferred Compensation covered by the election. An Executive may change the allocation of new deferrals of Compensation between the Stock Account and the Cash Account, but such change shall apply to new deferrals only if it is submitted on or prior to the Deferral Deadline for such new deferrals. Once Compensation has been credited to the Stock Account or the Cash Account, no transfers between the Stock Account and the Cash Account shall be permitted except as otherwise provided in Section 4.5(d). The credit for deferred Compensation shall be entered on the Corporation's books of account at the time that Compensation not deferred is paid or payable to the Executive.

     4.2 Matching Contribution. The Corporation shall credit a Matching Contribution to an Executive's Account based on the amount of Deferred Cash Compensation elected by the Executive; provided, however, that no Matching Contributions shall be made to the Account of any Executive who is not eligible to participate in the Corporation's Retirement K Savings Plan until such time of eligibility. The amount of the Matching Contribution shall be equal to the excess of (a) the lesser of (i) fifty percent (50%) of the Executive's Deferred Cash Compensation during the calendar year, or (ii) three percent (3%) of the Executive's Cash Compensation during such calendar year, over (b) the amount, if any, the Corporation has contributed for such calendar year as a matching contribution for the Executive to the Retirement K Savings Plan. Matching Contributions shall be credited to the Executive's Account on the last day of the calendar year in which the Matching Contribution was earned, and shall be allocated between the Executive's Cash Account and Stock Account in the same ratio as Deferred Cash Compensation is allocated for the year.

     4.3 Stock Account. An Executive's Stock Account shall be denominated in shares of Common Stock, including fractional shares. With respect to Stock LTIP Compensation deferred to an Executive's Stock Account, the number of deferred shares shall be credited to the Stock Account. With respect to each amount of Cash Compensation, Cash LTIP Compensation or Matching Contribution deferred to an Executive's Stock Account, the amount of cash deferred shall be divided by the closing market price of the Common Stock reported for the last trading day preceding the date on which the Stock Account is to be credited, and the resulting number of shares (including fractional shares) shall be credited to the Executive's Stock Account. As of each date for payment of dividends on the Common Stock, the Stock Accounts shall be credited with an additional number of shares (including fractional shares) equal to the amount of dividends that would be paid on the number of shares recorded as the balance of the Stock Account as of the record date for such dividend divided by the purchase price for shares of Common Stock under the Corporation's Dividend Reinvestment and Stock Purchase Plan for dividends reinvested on such payment date.



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     4.4   Cash Account. An Executive's Cash Account shall be denominated in dollars. With respect to each amount of Cash Compensation, Cash LTIP Compensation or Matching Contribution deferred to an Executive's Cash Account, an equal amount of dollars shall be credited to the Executive's Cash Account. With respect to Stock LTIP Compensation deferred to an Executive's Cash Account, the number of deferred shares shall be multiplied by the closing market price of the Common Stock reported for the last trading day preceding the date on which the Cash Account is to be credited, and the resulting number of dollars shall be credited to the Executive's Cash Account. Interest on each Cash Account shall be calculated as of each Determination Date based upon the average daily balance of the Cash Account since the preceding Determination Date and shall be credited to the Cash Account at that time.

     4.5 Effect of Corporate Transaction on Stock Accounts. At the time of consummation of a Corporate Transaction, if any, the amount credited to an Executive's Stock Account shall be converted into a credit for cash or common stock of the acquiring company ("Acquiror Stock") based on the consideration received by shareholders of the Corporation in the Corporate Transaction, as follows:

           (a) Stock Transaction. If holders of Common Stock receive Acquiror Stock in the Corporate Transaction, then (i) the amount credited to each Executive's Stock Account shall be converted into a credit for the number of shares of Acquiror Stock that the Executive would have received as a result of the Corporate Transaction if the Executive had actually held the Common Stock credited to his or her Stock Account immediately prior to the consummation of the Corporate Transaction, and (ii) Stock Accounts will thereafter be denominated in shares of Acquiror Stock and ongoing deferrals of Compensation shall continue to be made in accordance with outstanding Deferral Commitments into the Stock Accounts as so denominated.

           (b) Cash or Other Property Transaction. If holders of Common Stock receive cash or other property in the Corporate Transaction, then (i) the amount credited to an Executive's Stock Account shall be transferred to the Executive's Cash Account and converted into a cash credit for the amount of cash or the value of the property that the Executive would have received as a result of the Corporate Transaction if the Executive had actually held the Common Stock credited to his or her Stock Account immediately prior to the consummation of the Corporate Transaction, and (ii) Stock Accounts shall no longer exist under the Plan and all ongoing deferrals shall thereafter be made into Cash Accounts.

           (c) Combination Transaction. If holders of Common Stock receive Acquiror Stock and cash or other property in the Corporate Transaction, then (i) the amount credited to each Executive's Stock Account shall be converted in part into a credit for Acquiror Stock under Section 4.5(a) and in part into a credit for cash under Section 4.5(b) in the same proportion as such consideration is received by shareholders, and (ii) ongoing deferrals into Stock Accounts pursuant to outstanding Deferral Commitments shall continue to be made into Stock Accounts in accordance with Section 4.5(a).

           (d) Election Following Stock Transaction. For a period of 12 months following the consummation of any Corporate Transaction which results in Executives having Stock Accounts denominated in Acquiror Stock, each Executive shall have a one-time right to elect to transfer the entire amount in the Executive's Stock Account into the Executive's Cash Account. Such election shall



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be made by written notice to the Corporation and shall be effective on the date received by the Corporation. If such an election is made, the amount of cash to be credited to the Executive's Cash Account shall be determined by multiplying the number of shares of Acquiror Stock in the Executive's Stock Account by the closing market price of the Acquiror Stock reported for the last trading day preceding the effective date of the election.

     4.6 Statement of Account. As soon as practicable after each Determination Date, a report shall be issued by the Corporation to each participating Executive setting forth the balances of the Executive's Accounts under the Plan as of the immediately preceding Determination Date.

                                   ARTICLE V

                                 PLAN BENEFITS
                                 -------------

     5.1 Plan Benefit. The Corporation shall pay Plan Benefits to each Executive pursuant to this Article V equal to the Executive's Accounts.

     5.2   Commencement of Payments.

           (a) Payment of any Deferred Compensation Account Benefits under the Plan shall commence as of the earlier of:

                (i) A date elected by the Executive as specified in the applicable Participation Agreement between the Corporation and the Executive; or

                (ii) The first business day of January following the year of the Executive's Retirement, total Disability or other termination of employment.

           (b) Supplemental Retirement Benefits under Section 5.7 shall be made as of, or commence as of, the earliest date for which a monthly payment is payable to or for the Executive under the Retirement Plan.

     5.3   Lump Sum or Installment Payments.

           (a) At the time the Executive elects to defer Compensation, the Executive may also elect to receive Deferred Compensation Account Benefits either:

                (i) In equal or approximately equal annual installments (the number of such installments not to exceed fifteen (15)) as designated by the Executive, with the amount of the installments being adjusted over the installment period to reflect changes in Interest or dividends credited to the Executive's Accounts;

               (ii)  In a single sum payment; or

               (iii) In a combination of partial lump sum payment, and remainder in installments.



PAGE 8 - EXECUTIVE DEFERRED COMPENSATION PLAN
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           (b)  An Executive may elect to modify such election by filing a change of payment designation which shall supersede the prior form of payment designation in the Participation Agreement for Compensation deferred in any one
(1) or more calendar years. If the Executive's most recent change of payment designation has not been filed one (1) full calendar year prior to the year of Executive's Retirement, Disability or other termination of employment, the prior election shall be used to determine the form of payment. For example, an Executive retiring in 2003 must file a written request with the Committee by December 31, 2001 to change the Executive's form of payment designation.

     5.4 Form of Benefit Payment. Benefits payable to an Executive from a Stock Account shall only be paid to such Executive as a distribution of Common Stock (or Acquiror Stock, if applicable) plus cash for fractional shares. Benefits payable to an Executive from a Cash Account shall only be paid to such Executive in cash.

     5.5 Hardship Distributions. Notwithstanding the foregoing provisions of this Article V, payment from the Executive's Accounts may be made to the Executive in the sole discretion of the Committee based upon a finding that an Executive has suffered a Financial Hardship. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Executive's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan, the Executive's deferrals shall cease for a twelve
(12) month period. Any resumption of the Executive's deferrals under the Plan after such twelve (12) month period shall be made only at the election of the Executive in accordance with Article III herein.

     5.6 Death Benefit. Upon the death of the Executive or a former Executive prior to the receipt of the full amount of Deferred Compensation Account Benefits, the balance of such benefits shall be paid by the Corporation to the applicable surviving designated Beneficiary or Beneficiaries as soon as practicable in the manner elected in writing by the Executive, or, if no such election is made, by single sum payment.

     5.7 Supplemental Retirement Benefit. Any Executive who elects to defer Compensation under this Plan and who also satisfies the eligibility requirements for payment of any benefit under the Retirement Plan shall qualify for further payment by the Corporation of Supplemental Retirement Benefits payable as an annuity under this Plan, as provided below:

           (a) Amount. The amount payable by the Corporation each month during the time an annuity benefit is payable to the Executive or Executive's Beneficiary(ies) under the Retirement Plan shall be:

                (i) The amount that would be payable at such time under the Retirement Plan determined under Section 5.7(c) by treating all accrued benefits under the Retirement Plan as being payable only in the annuity form and by treating all Cash Compensation deferred by the Executive under this Plan as though it had been "paid" to or "received" by Executive in the year when the deferral was made, provided that all such deferred amounts shall be subject to the other applicable definitions and rules of the Retirement Plan relating to benefit determination; plus



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                (ii) The reduction, if any, in the amount of the "primary
Social Security Benefit" which will actually be payable to the Executive, provided that such reduction results from the fact that Compensation deferred under this Plan causes the primary Social Security Benefit payable to the Executive to be reduced and that such reduction is not otherwise payable under
Section 5.7(a)(i) above; minus

               (iii) The amount actually payable at such time under the Retirement Plan as determined under Section 5.7(c) by treating all accrued benefits under the Retirement Plan as being payable only in the annuity form.

           (b) Form and Duration. The form of Supplemental Retirement Benefit payable by the Corporation shall be the same annuity form, and shall be paid by the Corporation for the same duration, as the annuity benefit actually payable under the Retirement Plan. Such annuity benefit forms include (subject to any change in the Retirement Plan at the time payment begins) a standard life annuity (no survivorship benefit); a half (50%) or full (100%) joint and survivor annuity to the Executive and surviving spouse with or without a "pop-up" if the spouse dies before the Executive; a ten (10) year certain annuity which can provide death benefits to any surviving designated beneficiary; and a full (100%) joint and survivor benefit for the spouse of a vested married Executive who dies before retirement; and payees include the Executive and, if the operative form provides for payment after the Executive's death, the Executive's surviving spouse or other surviving designated Beneficiary(ies) or estate.

           (c) Retirement Plan Lump Sum Election Ignored. Notwithstanding any election by an Executive to receive a portion of Executive's Retirement Plan benefit as a lump sum, the amount of the Supplemental Retirement Benefit as determined under Section 5.7(a) and the form and duration of the Supplemental Retirement Benefit as determined under Section 5.7(b) shall be calculated and determined as if Executive were to receive Executive's entire Retirement Plan accrued benefit in the same annuity form that applies to the annuity portion of Executive's Retirement Plan benefit.

     5.8 Withholding; Payroll Taxes. The Corporation shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law. However, a Beneficiary may elect in writing not to have withholding for federal income tax purposes pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

     5.9 Payment to Guardian. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution shall completely discharge the Committee and the Corporation from all liability with respect to such benefit.

     5.10 Accelerated Distribution. Notwithstanding any other provision of the Plan, an Executive shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the balance in the Executive's Accounts as of the Determination Date immediately preceding


PAGE 10 - EXECUTIVE DEFERRED COMPENSATION PLAN the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Executive. An Executive who receives a distribution under this section shall be suspended from participation in the Plan for twelve (12) months. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Executive.

                                   ARTICLE VI

                            BENEFICIARY DESIGNATION
                            -----------------------

     6.1 Beneficiary Designation. Each Executive shall have the right, at any time, to designate any person or persons as the Executive's Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Executive's death prior to complete distribution of the benefits due under the Plan. If greater than fifty percent (50%) of the benefit is designated to a Beneficiary other than the Executive's spouse, such Beneficiary designation shall be consented to by the Executive's spouse. Each Beneficiary designation shall be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Executive's lifetime.

     6.2 Amendments. Any Beneficiary designation may be changed by the Executive without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee, subject to the spousal consent required in Section 6.1 above. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

     6.3 No Beneficiary Designation. In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Executive or die prior to complete distribution of the Executive's benefits, then the Executive's designated Beneficiary shall be deemed to be the Executive's estate.

     6.4 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge the Corporation's obligations under this Plan.

                                  ARTICLE VII

                                 ADMINISTRATION
                                 --------------

     7.1 Committee; Duties. This Plan shall be administered by the Committee. The Committee shall have such powers as may be necessary to discharge its responsibilities. These powers shall include, but not be limited to, interpretation of the Plan provisions, determination of amounts due to any Executive, the rights of any Executive or Beneficiary under this Plan, the right to require any necessary information from any Executive, determine the amounts credited to Executive's Accounts and Interest earned, and any other activities deemed necessary or helpful.

     7.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.


PAGE 11 - EXECUTIVE DEFERRED COMPENSATION PLAN

     7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     7.4 Indemnity of Committee. To the extent permitted by applicable law, the Corporation shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, provided that the members of the Committee were acting in accordance with the applicable standard of care.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE
                                ----------------

     8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

     8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

           (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

           (b) A description of any additional material or information required and an explanation of why it is necessary; and

           (c)  An explanation of the Plan's claim review procedure.

     8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                                   ARTICLE IX

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

     9.1 Amendment. The Board may at any time amend the Plan in whole or in part, subject to the following:


PAGE 12 - EXECUTIVE DEFERRED COMPENSATION PLAN

           (a) Upon a Change in Control, no amendment shall be effective to change the payout schedule in Section 9.2(b).

           (b) No amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of the amendment. Changes in the definition of Interest shall be subject to the following restrictions:

                (i) Notice. A change shall not become effective before the first day of the calendar year which follows the adoption of the amendment and at least thirty (30) days written notice of the amendment to the Executive.

                (ii) Change in Control. Any change in the definition of Interest after a Change in Control shall apply only to those amounts credited to the Executive's Account after the Change in Control.

     9.2 Corporation's Right to Terminate. The Board may at any time partially or completely terminate the Plan, if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Corporation.

           (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

           (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and terminating all ongoing Deferral Commitments. The Plan shall cease to operate and the Committee shall pay out to each Executive the balance in the Executive's Accounts in a lump sum or in equal annual installments amortized over the period listed in the payout schedule below based on the total balance in the Executive's Accounts at the time of such complete termination:

                                PAYOUT SCHEDULE
--------------------------------------------------------------------------------
        TOTAL BALANCE OF ACCOUNTS                          PAYOUT PERIOD
--------------------------------------------------------------------------------
        Less than $10,000                       Lump sum

        $10,000 but less than $50,000           Lesser of 5 years or period
                                                elected in Participation
                                                Agreement

        More than $50,000                       Period elected in Participation
                                                Agreement
================================================================================

        Interest earned on the unpaid balance in the Executive's Cash Account shall be the applicable Interest rate on the Determination Date immediately preceding the effective date of such complete termination.


PAGE 13 - EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. In the event of a termination under this
Section 10.1, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Executive's Account balance shall be distributed to such Executive at such time and in such manner as the Committee, in its sole discretion, determines.

     10.2 Unsecured General Creditor. The Accounts shall be established solely for the purpose of measuring the amounts owed to Executives or their Beneficiaries under this Plan. Executives and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Corporation, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Corporation. Except as may be provided in Section 10.3, such policies, annuity contracts or other assets of the Corporation shall not be held under any trust for the benefit of the Executives, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the Corporation's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Corporation. The Corporation's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     10.3 Trust Fund. The Corporation shall be responsible for the payment of all benefits provided under the Plan. The Corporation shall establish the Trust, with such trustee or trustees as the Board may approve, for the purpose of providing for the payment of such benefits. The Trust shall be irrevocable, but the assets thereof shall be subject to the claims of the Corporation's creditors. To the extent any benefits provided under the Plan are actually paid from the Trust, the Corporation shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Corporation.

     10.4 Nonassignability. Neither an Executive nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Executive or any other person, nor be


PAGE 14 - EXECUTIVE DEFERRED COMPENSATION PLAN transferable by operation of law in the event of an Executive's or any other person's bankruptcy or insolvency.

     10.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Corporation and the Executive, and the Executive (or the Executive's Beneficiary) shall have no rights against the Corporation except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give an Executive the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discipline or discharge the Executive at any time.

     10.6 Protective Provision. An Executive will cooperate with the Corpora-tion by furnishing any and all information requested by the Corporation, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Corporation may deem necessary and taking such other actions as may be requested by the Corporation.

     10.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

     10.8 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

     10.9 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Corporation and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Corporation, and successors of any such corporation or other business entity.


                                   NORTHWEST NATURAL GAS COMPANY

                                   By:     /s/ R. G. Reiten
                                           -----------------------

                                   Attest: /s/ C. J. Rue
                                           -----------------------